At EMAK Worldwide, Inc.:

Media and investor inquiries:

Mike Sanders

SVP and Chief Financial Officer

(323) 932-4324

For Immediate Release

EMAK Worldwide Reports Results for Second Quarter of 2007

LOS ANGELES, Aug. 2, 2007 – EMAK Worldwide, Inc. (Nasdaq: EMAK), a leading marketing services firm, today announced its financial results for the second quarter ended

June 30, 2007.

Revenues were $39.5 million in the second quarter of 2007, a decrease of one percent from revenues of $40.1 million in the same period of the previous year.

Net loss in the second quarter of 2007 was $1.8 million, or $0.31 per diluted share, compared with a net loss of $644,000, or $0.11 per diluted share, in the same period of the previous year.

“Driving profitable top-line growth is our priority, and our efforts to win new business are setting the foundation for growth. Revenues for the second quarter of 2007 were essentially flat with the year-ago quarter, amidst declining sales levels in our Consumer Products segment as we wind down that division and build our other segments,” said Jim Holbrook, EMAK’s Chief Executive Officer. “Gross profit was lower across each of our business segments. In the first half of the year, gross profit has been impacted by the timing of our largest client’s creative fees, which are skewed to the second half of the year. These fees were distributed more evenly in 2006.

“Also during the quarter we increased investments we’re making in new business initiatives. These investments, when combined with higher employee compensation costs and higher public company costs related to SOX compliance, contributed to our net loss in the quarter.”

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Equity Marketing, Inc.

Second Quarter 2007 Financial Highlights

The following table presents financial highlights for the Company’s operations for the second quarter of 2007. Full financial results, including reconciliations of GAAP to non-GAAP measures, follow at the end of the release.

Results from operations
(In thousands of dollars)	Three Months Ended June 30,
	2007	% of revenues		2006	% of revenues		% change
Revenues
Agency services	7,711	19.5%		7,547	18.8%		2.2%
Promotional products	30,538	77.2%		30,554	76.2%		-0.1%
Consumer products	1,290	3.3%		1,993	5.0%		-35.3%
	39,539	100.0%		40,094	100.0%		-1.4%

Gross profit
Agency services gross profit	2,315	30.0%	*	2,947	39.0%	*	-21.4%
Promotional products gross profit	7,374	24.1%	*	7,663	25.1%	*	-3.8%
Consumer products gross profit	532	41.2%	*	700	35.1%	*	-24.0%
	10,221	25.9%		11,310	28.2%		-9.6%

Operating expenses	11,977	30.3%		11,840	29.5%		1.2%
Operating loss	(1,756)	-4.4%		(530)	-1.3%		231.3%
Net loss	(1,819)	-4.6%		(644)	-1.6%		182.5%

Non-GAAP financial highlights
Adjusted gross profit before gain	10,221	25.9%		11,222	28.0%		-8.9%
Adjusted consumer products gross profit before gain	532	41.2%	*	612	30.7%	*	-13.1%
Adjusted operating expenses before charge	11,977	30.3%		11,074	27.6%		8.2%
EBITDA	(1,403)	-3.5%		(140)	-0.3%		902.1%
EBITDA before gain and charge	(1,403)	-3.5%		538	1.3%		360.8%
Adjusted operating income (loss) before gain and charge	(1,756)	-4.4%		148	0.4%		1286.5%
Adjusted net income (loss) before gain and charge	(1,819)	-4.6%		34	0.1%		5450.0%

*Percentage of segment revenues

Note: Adjustments to Net Loss

The Company’s second quarter 2006 results include a gain of $88,000, or $0.02 per diluted share, for the reversal of a portion of a charge previously taken for minimum royalty guarantee shortfalls on consumer products licenses and a restructuring charge of $766,000, or $0.13 per diluted share. Excluding these gains and charges, the Company’s second quarter 2006 net income was $34,000, or $0.00 per diluted share.

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EMAK Worldwide, Inc.

Additional Financial Highlights

•

Revenues were essentially flat versus the year-ago quarter primarily due to lower Consumer Products revenues. The Consumer Products segment has one remaining toy license through December 2008. Higher revenues at the Upshot agency were offset by declines in international revenues.

•

Domestic revenues for the quarter were $33.7 million, or 85.3 percent of revenues, and international revenues for the quarter were $5.8 million, or 14.7 percent of revenues. In the year-ago quarter, domestic revenues were $31.7 million, or 79.0 percent of revenues, and international revenues were $8.4 million, or 21.0 percent of revenues.

•	Net foreign currency translation had a favorable impact to net revenues of approximately $265,000 versus the prior year period average exchange rates.
•	Gross profit margin before gains declined from 28.0 percent of revenues to 25.9 percent due to lower gross profit margins in the Agency Services and Promotional Products segments.
•

Agency Services gross profit dollars declined from the year-ago quarter as a result of a lower level of fee-based revenues, which carry higher margins, from EMAK’s largest client. This decline was offset by a higher contribution of gross profit dollars from the Upshot agency.

•

Agency Services gross profit margin decreased due to the lower-fee-based revenues mentioned previously and a larger proportion of direct outside costs. Agency Services gross profit includes direct outside costs which fluctuate, making direct comparisons of the gross profit percentages difficult. Typically billings for direct outside costs, which are included in revenues, have very low gross margins. In periods in which segment revenues contain significant direct outside costs, the overall gross profit percentage will be lower. Management views the overall gross profit dollars, rather than the percentage, to be a more meaningful measure of performance.

•	Promotional Products gross profit margin decreased slightly from the year-ago quarter.
•	Consumer Products gross profit margin before gains increased from 30.7 percent of revenues to 41.2 percent as the result of an improved sales mix.
•

Operating expenses, before charges, increased by $903,000 for the quarter. As a percentage of revenue, operating expenses were 30.3 percent in the second quarter of 2007, compared to 27.6 percent of revenues in the year-ago quarter. The unfavorable impact of foreign currency translation in Europe increased operating expenses by $200,000. In addition, the Company incurred certain one-time costs for IT consulting. Finally, higher SOX compliance costs, higher costs for restricted stock unit grants and annual salary merit increases offset improvements made to the overall cost structure of the business.

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EMAK Worldwide, Inc.

Financial Condition

•

The balance of cash, cash equivalents and restricted cash at June 30, 2007 was $4.3 million, a decrease of $5.7 million versus the end of last year. The Company had no debt at the end of either period.

•

As a result of the timing of payments to vendors, the Company used $4.8 million of cash from operations during the first half of 2007, versus a use of cash from operations of $2.8 million in the same period in 2006.

•	Working capital was $5.9 million and the current ratio was 1.2, versus working capital of $10.0 million and a current ratio of 1.3 at the end of 2006.
•	The Company has adequate liquidity and capacity under its unused $25 million credit facility to fund anticipated working capital needs and business initiatives for at least the next 12 months.

Six-Month 2007 Financial Highlights

The following table presents financial highlights for the Company’s operations for the first six months of 2007. Full financial results, including reconciliations of GAAP to non-GAAP measures, follow at the end of the release.

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EMAK Worldwide, Inc.

Results from operations
(In thousands of dollars)	Six Months Ended June 30,
	2007	% of revenues		2006	% of revenues		% change
Revenues
Agency services	14,270	18.8%		15,842	19.1%		-9.9%
Promotional products	58,459	77.1%		62,440	75.4%		-6.4%
Consumer products	3,058	4.0%		4,498	5.4%		-32.0%
	75,787	100.0%		82,780	100.0%		-8.4%

Gross profit
Agency services gross profit	4,119	28.9%	*	4,976	31.4%	*	-17.2%
Promotional products gross profit	12,871	22.0%	*	15,277	24.5%	*	-15.7%
Consumer products gross profit	1,194	39.0%	*	1,390	30.9%	*	-14.1%
	18,184	24.0%		21,643	26.1%		-16.0%

Operating expenses	22,397	29.6%		24,278	29.3%		-7.7%
Operating loss	(4,213)	-5.6%		(2,635)	-3.2%		59.9%
Net loss	(4,412)	-5.8%		(2,732)	-3.3%		61.5%

Non-GAAP financial highlights
Adjusted gross profit before gain	18,184	24.0%		21,555	26.0%		-15.6%
Adjusted consumer products gross profit before gain	1,194	39.0%	*	1,302	28.9%	*	-8.3%
Adjusted operating expenses before charge	22,397	29.6%		22,906	27.7%		-2.2%
EBITDA	(3,522)	-4.6%		(1,798)	-2.2%		95.9%
EBITDA before gain and charge	(3,522)	-4.6%		(514)	-0.6%		585.2%
Adjusted operating loss before gain and charge	(4,213)	-5.6%		(1,351)	-1.6%		-211.8%
Adjusted net loss before gain and charge	(4,412)	-5.8%		(1,448)	-1.7%		-204.7%

*Percentage of segment revenues

Outlook

Holbrook commented on the remainder of 2007: “The outlook for our Agency Services segment in the current year is solid, with Upshot’s strong growth leading the charge. However, the environment in Europe, and specifically our Promotional Products business in the UK, has proved to be particularly challenging, and this is tempering our expectations for revenue growth for the full year.

“We are focused on a return to meaningful profitability in 2008 and are deeply engaged in a comprehensive review of our business to assure not only that our operating expenses are aligned with revenues, but also that our client-by-client and program-by-program revenue models meet minimum profitability standards. We anticipate that this business review will result in near-term changes to our business structure and operating model.

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EMAK Worldwide, Inc.

“We remain upbeat about our long-term view, confident in our agencies’ abilities to find new opportunities and to deliver positive business results for our clients and for EMAK.”

Second Quarter Conference Call and Webcast

The Company will host a conference call with investors and financial analysts today at 5:00 p.m. ET/2:00 p.m. PT to discuss its second quarter financial results and operational highlights. The call can be accessed live via the Internet at www.emak.com. To listen to the live call, visit the Investor Info section (Events page) of the Web site at least 15 minutes prior to download any necessary software. For those who cannot listen to the live broadcast, an online replay will be available for 30 days at www.emak.com, or a phone replay will be available through August 9, 2007 by dialing 800-642-1687 or 706-645-9291 (international) and entering the passcode 10900956.

About EMAK Worldwide, Inc.

EMAK Worldwide, Inc. is the parent company of a family of marketing services agencies including Equity Marketing, Logistix, Mega and Upshot. Its agencies are experts in “consumer activation” by offering strategy-based marketing programs that directly impact consumer behavior. The agencies provide strategic planning and research, consumer insight development, entertainment marketing, design and manufacturing of custom promotional products, kids marketing, event marketing, shopper marketing and environmental branding. The Company’s blue-chip clients include Burger King Corporation, Frito-Lay, Kellogg, Kohl’s, Kraft, Macy’s, Miller Brewing Company and Procter & Gamble, among others. Headquartered in Los Angeles, EMAK has offices in Chicago, Amsterdam, Frankfurt, London, Paris and Hong Kong. More information about EMAK Worldwide is available on the Company’s web site at www.emak.com.

Certain expectations and projections regarding the future performance of EMAK Worldwide, Inc. discussed in this news release are forward-looking and are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These expectations and projections are based on currently available competitive, financial and economic data along with the Company’s operating plans and are subject to future events and uncertainties. Management cautions the reader that the following factors, among others, could cause the Company’s actual consolidated results of operations and financial position in 2007 and thereafter to differ significantly from those expressed in forward-looking statements: the Company’s dependence on a single customer; the significant quarter-to-quarter variability in the Company’s revenues and net income; the Company’s dependence on the popularity of licensed entertainment properties and the ability to license, develop and market new products; the Company’s dependence on foreign manufacturers; the Company’s need for additional working capital; the negative results of litigation, governmental proceedings or environmental matters; and the potential negative impact of past or future acquisitions. The Company undertakes no obligation to publicly release the results of any revisions to forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The risks highlighted herein should not be assumed to be the only items that could affect the future performance of the Company.

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EMAK Worldwide, Inc.

EMAK Worldwide, Inc.
Condensed Consolidated Statements of Income
(In thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
	2007	2006	2007	2006

Revenues	$39,539	$40,094	$75,787	$82,780
Cost of sales	29,318	28,872	57,603	61,225
Minimum royalty guarantee shortfall gain	-	(88)	-	(88)
Gross profit	10,221	11,310	18,184	21,643
Operating expenses:
Salaries, wages and benefits	6,871	6,587	13,534	13,442
Selling, general and administrative	5,106	4,487	8,863	9,464
Restructuring charge	-	766	-	1,372

Total operating expenses	11,977	11,840	22,397	24,278
Loss from operations	(1,756)	(530)	(4,213)	(2,635)
Interest income (expense), net	70	(34)	72	(46)
Other expense	(56)	(49)	(75)	(3)
Loss before provision for income taxes	(1,742)	(613)	(4,216)	(2,684)
Provision for income taxes	77	31	196	48
Net loss	(1,819)	(644)	(4,412)	(2,732)
Preferred stock dividends	-	-	-	375
Net loss available to common stockholders	$(1,819)	$(644)	$(4,412)	$(3,107)

Basic loss per share
Loss per share	$(0.31)	$(0.11)	$(0.75)	$(0.53)
Weighted average shares outstanding	5,875,991	5,838,785	5,864,082	5,822,494

Diluted loss per share
Loss per share	$(0.31)	$(0.11)	$(0.75)	$(0.53)
Weighted average shares outstanding	5,875,991	5,838,785	5,864,082	5,822,494

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EMAK Worldwide, Inc.

EMAK Worldwide, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

ASSETS	June 30,	December 31,
	2007	2006
	(Unaudited)	(Unaudited)
Cash and cash equivalents	$2,998	$8,677
Restricted cash	1,347	1,319
Accounts receivable, net	18,530	24,327
Inventories	7,189	6,386
Prepaid expenses and other current assets	2,488	3,732
CURRENT ASSETS	32,552	44,441
Fixed assets, net	3,822	3,583
Intangible assets, net	13,817	13,787
Other assets	425	559
TOTAL ASSETS	$50,616	$62,370

LIABILITIES, MANDATORILY REDEEMABLE
PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Short-term debt	$-	$-
Accounts payable	14,770	20,238
Accrued liabilities	11,864	14,240
CURRENT LIABILITIES	26,634	34,478
Long-term liabilities	1,861	2,294
TOTAL LIABILITIES	28,495	36,772

Mandatorily redeemable preferred stock	19,041	19,041

Common stock	-	-
Additional paid-in capital	34,620	33,840
Accumulated deficit	(17,637)	(13,225)
Accumulated other comprehensive income	3,766	3,611
Less:
Treasury stock	(17,669)	(17,669)
TOTAL STOCKHOLDERS' EQUITY	3,080	6,557
TOTAL LIABILITIES, MANDATORILY REDEEMABLE
PREFERRED STOCK AND STOCKHOLDERS' EQUITY	$50,616	$62,370

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EMAK Worldwide, Inc.

EMAK Worldwide, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
	Six Months Ended
	June 30,
	(Unaudited)
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,412)	$(2,732)
Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation and amortization	766	840
Provision for doubtful accounts	(39)	(12)
Gain on disposal of fixed assets	(1)	(5)
Amortization of restricted stock	810	449
Minimum guarantee royalty shortfall gain	-	(88)
Changes in operating assets and liabilities-
Increase (decrease) in cash and cash equivalents:
Accounts receivable	5,937	6,032
Inventories	(781)	1,429
Prepaid expenses and other current assets	1,260	100
Other assets	139	27
Accounts payable	(5,551)	(2,294)
Accrued liabilities	(2,458)	(6,336)
Long-term liabilities	(441)	(213)

Net cash used in operating activities	(4,771)	(2,803)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets	(957)	(1,046)
Restricted cash	-	(1,207)
Proceeds from sale of fixed assets	1	10
Payment for purchase of Megaprint Group	-	(313)

Net cash used in investing activities	(956)	(2,556)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of preferred stock dividends	-	(375)
Transaction costs paid in connection with the
modification of preferred stock and warrants	-	(79)
Borrowings under line of credit	-	12,599
Repayment under line of credit	-	(11,178)

Net cash provided by financing activities	-	967

Net decrease in cash and cash equivalents	(5,727)	(4,392)

Effects of exchange rates on cash and cash equivalents	48	128

CASH AND CASH EQUIVALENTS, beginning of period	8,677	6,315

CASH AND CASH EQUIVALENTS, end of period	$2,998	$2,051

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EMAK Worldwide, Inc.

EMAK Worldwide, Inc.
EBITDA
(In thousands)

EBITDA, before gain and charge, is calculated as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
	2007	2006	2007	2006

Net loss	$(1,819)	$(644)	$(4,412)	$(2,732)

Interest (income) expense, net	(70)	34	(72)	46
Provision for income taxes	77	31	196	48
Depreciation	389	397	727	769
Amortization	20	42	39	71
EBITDA	(1,403)	(140)	(3,522)	(1,798)

Minimum royalty guarantee shortfall gain	-	(88)	-	(88)
Restructuring charge	-	766	-	1,372

EBITDA, before gain and charge	$(1,403)	$538	$(3,522)	$(514)

EBITDA is reconciled to cash flows used in operating activities, the most comparable measure under generally accepted accounting principles, as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
	2007	2006	2007	2006

EBITDA, before gain and charge	$(1,403)	$538	$(3,522)	$(514)

Restructuring charge	-	(766)	-	(1,372)
Interest income (expense), net	70	(34)	72	(46)
Provision for income taxes	(77)	(31)	(196)	(48)
Changes in operating assets and liabilities	(4,766)	(2,084)	(1,895)	(1,255)
Other, net	394	238	770	432

Net cash used in operating activities	$(5,782)	$(2,139)	$(4,771)	$(2,803)

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EMAK Worldwide, Inc.

EMAK Worldwide, Inc.
Supplementary Information
Reconciliation of GAAP to Non-GAAP Financial Highlights
(In thousands of dollars, except per share data)

	Three Months Ended June 30, 2006
	GAAP	Special items		Non-GAAP

Gross profit	$11,310	$(88)	(a)	$11,222
Consumer products gross profit	700	(88)	(a)	612
Operating expenses	11,840	(766)	(b)	11,074
Operating income (loss)	(530)	678	(c)	148
Net income (loss)	(644)	678	(c)	34

Diluted income (loss) per share	$(0.11)	$0.12	(d)	$0.00

(a) Represents the reversal of a portion of a charge previously taken for minimum royalty guarantee shortfalls on several consumer products licenses.

(b) Includes a restructuring charge of $766 related to the reorganization of the SCI Promotion and Logistix (U.S.) agencies.

(c) Includes adjustments noted in footnotes (a) and (b).

(d) Includes adjustments noted in footnote (c) on a per share basis.

	Six Months Ended June 30, 2006
	GAAP	Special items		Non-GAAP

Gross profit	$21,643	$(88)	(a)	$21,555
Consumer products gross profit	1,390	(88)	(a)	1,302
Operating expenses	24,278	(1,372)	(b)	22,906
Operating loss	(2,635)	1,284	(c)	(1,351)
Net loss	(2,732)	1,284	(c)	(1,448)

Diluted loss per share	$(0.53)	$0.22	(d)	$(0.31)

(a) Represents the reversal of a portion of a charge previously taken for minimum royalty guarantee shortfalls on several consumer products licenses.

(b) Includes a restructuring charge of $1,372 related to the wind down of Pop Rocket, the reorganization of the SCI Promotion and Logistix (U.S.) agencies, and the elimination of a centralized management position.

(c) Includes adjustments noted in footnotes (a) and (b).

(d) Includes adjustments noted in footnote (c) on a per share basis.

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